UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  July 18, 2017

DULUTH HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Wisconsin	001-37641	39-1564801
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

170 Countryside Drive Belleville, Wisconsin 53508
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:  (608) 424-1544

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ⌧

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ⌧

Item 5.07.  Submission of Matters to a Vote of Security Holders.

At our 2017 Annual Meeting of Shareholders held on July 18, 2017, our shareholders voted on proposals to: (1) elect the nine individuals nominated by the Board of Directors of Duluth Holdings Inc. (the “Company”) to serve as directors until the 2018 Annual Meeting of Shareholders, and (2) ratify the selection of Grant Thornton LLP as the independent registered public accounting firm for the Company for the year ending January 28, 2018.  The final voting results on these proposals are as follows:

(1)  Election of the below-named nominees to the Board of Directors of the
Company:

Nominee	Class of Common Stock	Number of Votes FOR	Withhold Authority	Broker Non-Votes

Stephen L. Schlecht	Class A	33,642,000	0	0
	Class B	19,344,402	3,345,810	5,068,760

Stephanie L. Pugliese	Class A	33,642,000	0	0
	Class B	21,497,335	1,192,877	5,068,760

E. David Coolidge III	Class A	33,642,000	0	0
	Class B	22,649,173	41,039	5,068,760

Francesca M. Edwardson	Class A	33,642,000	0	0
	Class B	22,654,432	35,780	5,068,760

William E. Ferry	Class A	33,642,000	0	0
	Class B	22,646,667	43,545	5,068,760

David C. Finch	Class A	33,642,000	0	0
	Class B	22,650,727	39,485	5,068,760

Thomas G. Folliard	Class A	33,642,000	0	0
	Class B	22,646,257	43,955	5,068,760

C. Roger Lewis	Class A	33,642,000	0	0
	Class B	22,161,247	528,965	5,068,760

Brenda I. Morris	Class A	33,642,000	0	0
	Class B	22,654,317	35,895	5,068,760

(2)  Ratification of the selection of Grant Thornton LLP as the independent registered public accounting firm for the Company for the year ending January 28, 2018:

Class of Common Stock	Number of Votes FOR	Number of Votes Against	Withheld/Abstentions
Class A	33,642,000	0	0

Class B	27,664,903	45,717	48,352

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DULUTH HOLDINGS INC.

Dated: July 19, 2017	By: /s/ Mark M. DeOrio
Mark M. DeOrio Senior Vice President and Chief Financial Officer

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